Exhibit 99.1

Summit Hotel Properties, Inc. Announces the Acquisition of the San Francisco Four Points by Sheraton and the Completion of Two Dispositions

AUSTIN, Texas--(BUSINESS WIRE)--January 30, 2014--Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”) today announced the acquisition of the Four Points by Sheraton located in San Francisco, Calif. as well as the completion of two previously announced dispositions.

The Company acquired the 101-guestroom Four Points by Sheraton for a purchase price of $21.3 million and has entered into a management agreement with Pillar Hotels and Resorts, L.P. The Company plans to spend approximately $1.3 million on capital improvements and anticipates a post-renovation estimated NTM capitalization rate in the range of 8.5 percent to 9.5 percent based on management’s current estimate of net operating income.

“We are very happy to expand our presence in the San Francisco market,” said Company President and CEO Dan Hansen. “This property is a great addition to our portfolio with its proximity to the San Francisco International Airport as well as the unique mix of multiple demand generators.”

The Company also announced the completion of two previously announced dispositions, the 89-guestroom AmericInn Hotel & Suites and the 57-guestroom Aspen Hotel & Suites located in Fort Smith, Ark. for a total sales price of $3.1 million.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused primarily on acquiring and owning premium-branded select-service hotels in the upscale and upper midscale segments of the lodging industry. As of January 30, 2014, the Company’s portfolio consisted of 89 hotels with a total of 11,143 rooms located in 22 states.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, funds from operations and adjusted funds from operations; US GDP growth and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Summit Hotel Properties, Inc.
Dan Boyum, VP of Investor Relations, 512-538-2304
www.shpreit.com